Safe Harbor Statement

This presentation contains statements that are forward-looking within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management's current expectations that are based on assumptions that are subject to risks and uncertainties. Actual results may vary because of variations between these assumptions and actual performance. Investors are referred to Twin Disc's fiscal year 2006 Annual Report and From 10-K, "Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Information," which outlines certain risks regarding the Company's forward-looking statements. Copies of the Company's SEC filings may be obtained from the SEC, and are available on Twin Disc's web site (www.twindisc.com), or by request from the Investor Relations department at the Company.

Corporate Profile

TWIN designs, manufactures and sells equipment and control systems to the pleasure craft, commercial & military segments of the marine market and the heavy-duty off-highway, military and industrial markets



Corporate Profile

TWIN designs, manufactures and sells equipment and control systems to the pleasure craft, commercial & military segments of the marine market and the heavy-duty off-highway, military and industrial markets



Corporate Profile

TWIN designs, manufactures and sells equipment and control systems to the pleasure craft, commercial & military segments of the marine market and the heavy-duty off-highway, military and industrial markets



Corporate Profile


Electronic Controls
Anchor Winches
Drivelines
Power Steering
MGX
Gangway
Trim Tabs, Stern Thrusters
Surface Drives, Propellers, Water Jets
Bow Thrusters

Corporate Profile

TWIN designs, manufactures and sells equipment and control systems to the pleasure craft, commercial & military segments of the marine market and the heavy-duty off-highway, military and industrial markets



Corporate Profile

TWIN designs, manufactures and sells equipment and control systems to the pleasure craft, commercial & military segments of the marine market and the heavy-duty off-highway, military and industrial markets



Corporate Profile

TWIN designs, manufactures and sells equipment and control systems to the pleasure craft, commercial & military segments of the marine market and the heavy-duty off-highway, military and industrial markets



Corporate Profile


Manufacturing
TDI Distributors
Independent Distributors
Service Dealers

- We are a global company with operations in the U.S., Italy, Belgium, Switzerland and Japan and have a world-wide distributor network

Fiscal Year 2007 Highlights

- Record Sales >> $317 million
  - 30% revenue growth; 15% after BCS
  - Strong demand from oilfield, military and marine markets
- Gross margin >> 32.4% (+180 bps)
- Net Earnings >> $22 million (+54%)
- FY end Backlog >> $110 million record
- Added to Russell 2000 Index

Net Sales & Net Earnings


$ millions
$350
$300
$250
$200
$150
$100
$50
$0
$ millions
$25
$20
$15
$10
$5
$0
-$5
$180
$186
$219
$243
$317
FY03
FY04
FY05
FY06
FY07
Net Sales
Net Earnings

EBITDA

(See Appendices I & II for note on non-GAAP Financial Disclosures and a reconciliation of net earnings to EBITDA)


$ millions
% sales
$50
$40
$30
$20
$10
$0
16%
14%
12%
10%
8%
6%
4%
2%
0%
$4.3
$17.4
$16.2
$30.5
$44.5
2.4%
9.3%
7.4%
12.5%
14.0%
FY03
FY04
FY05
FY06
FY07
EBITDA
% of Sales

Impact of Significant Items
(Fiscal Year 2007)

	Qtr 4	Diluted EPS Impact	Full Year	Diluted EPS Impact
FY 2007, as reported	**$ 5,001**		**$ 21,852**	
EPS	***$ 0.83***		***$ 3.68***	
Significant Items (after-tax impact):				
Intangible Asset Write-off	366	$ 0.06	366	$ 0.06
Restructuring	1,751	$ 0.29	1,751	$ 0.29
Stock based comp	740	$ 0.12	1,347	$ 0.23
R&D Tax Project	(877)	$ (0.15)	(1,077)	$ (0.18)
	1,980	$ 0.32	2,387	$ 0.40
FY 2007, as adjusted	**$ 6,981**		**$ 24,239**	
EPS	***$ 1.15***		***$ 4.08***	

Looking Ahead

Corporate Six Month Backlog

(Orders to be shipped in the next 6 months)


$ millions
120
100
80
60
40
20
0
$31
$49
$65
$92
$110
J S D M J S D M J S D M J S D M J S D M J S D M J S D M J S D M J S D M J
FY99 FY00 FY01 FY02 FY03 FY04 FY05 FY06 FY07

Fiscal Year 2008 Outlook

- FY 2008 will be another good year
- Key markets will remain strong
  - Oilfield demand continues at strong levels
  - Activity in crew & supply boats is solid
  - Demand & inquiries for military transmissions remain strong
  - Outlook for mega-yachts is bright

Fiscal Year 2008 Outlook

- Technology differentiation/new products
- Opportunity for operating leverage continues
  - Expanding global outsourcing
  - Investing in core competencies
- Enhanced stock repurchase program

Appendices

Appendix I

Non-GAAP Financial Disclosures

Non-GAAP Financial Disclosures

Financial information excluding the impact of certain significant items in this presentation are not measures that are defined in U.S. Generally Accepted Accounting Principles ("GAAP"). These items are measures that management believes are important to adjust for in order to have a meaningful comparison to prior and future periods and to provide a basis for future projections and for estimating our earnings growth prospects. Non-GAAP measures are used by management as a performance measure to judge profitability of our business absent the impact of foreign currency exchange rate changes and acquisitions. Management analyzes the company's business performance and trends excluding these amounts. These measures, as well as EBITDA, provide a more consistent view of performance than the closest GAAP equivalent for management and investors. Management compensates for this by using these measures in combination with the GAAP measures. The presentation of the non-GAAP measures in this presentation are made alongside the most directly comparable GAAP measures.

Definition - Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

The sum of, net earnings and adding back provision for income taxes, interest expense, depreciations and amortization expenses: this is a financial measure of the profit generated excluding the above mentioned items.

Appendix II

Reconciliation of Net Earnings to EBITDA

in $ thousands, except % data

	2003	2004	2005	2006	2007
Net Earnings	**$ (2,394)**	**$ 5,643**	**$ 6,910**	**$ 14,453**	**$ 21,852**
Income Taxes	(300)	4,964	2,485	8,470	12,273
Interest Expense	1,323	1,078	1,134	1,718	3,154
Depreciation & Amortization	5,673	5,692	5,677	5,866	7,252
Earnings before interest, taxes, depreciation and amortization	**$ 4,302**	**$ 17,377**	**$ 16,206**	**$ 30,507**	**$ 44,531**
Net Sales	$ 179,591	$ 186,089	$ 218,472	$ 243,287	$ 317,200
EBITDA as a % of Sales	***2.4%***	***9.3%***	***7.4%***	***12.5%***	***14.0%***